EXHIBIT 99.1

NEWS RELEASE
For Immediate Release	Contact: Pat Lawlor
(925) 328-4656	Vice President, Finance/Chief Financial Officer

Giga-tronics Announces Webcast of its Second Quarter Earnings Conference Call on October 28, 2008

SAN RAMON, Calif. – October 16, 2008 – Giga-tronics Inc. (Nasdaq: GIGA) will release results for the second quarter of fiscal year 2009 on Tuesday, October 28, 2008, after the close of trading on the Nasdaq Stock Market.

Also on Tuesday, October 28, 2008, Giga-tronics will host a conference call at 4:30 p.m. ET to discuss the results and provide an update on the company's operations and future outlook.

To participate in the call, dial (866) 551-3680, and enter Access Code 8816975#.  It is recommended that you call in 5-10 minutes prior to the start time.

This conference call will be broadcast live via the Internet and may be accessed on our website at www.gigatronics.com under "Investor Relations".

A replay of the call will also be available later on our Investor Relations website. This conference call discussion reflects management's views as of October 28, 2008 only.

Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

Headquartered in San Ramon, California, Giga-tronics is a publicly held company, traded over the counter on NASDAQ Capital Market under the symbol "GIGA".